EXHIBIT 10.37

                              ADDENDUM B

         This Lease Addendum B ("Addendum") is dated this 1st day of April, 2008, to that certain Lease dated March 9, 2007 ("Lease"), by and between Sierra Investment Group, LLC as "Lessor," herein, and AMERICAN RIVER BANK as "Lessee", regarding Suite 150 at 3330 Cameron Park Drive, Cameron Park CA 95682.

1. TERM: Month-to-month. Effective April 1, 2008 this Lease shall convert to a month-to-month tenancy. Either party may terminate the lease by giving written notice to the other at least 30 days prior to the intended termination date, subject to any applicable local laws. Such notice may be given on any date.

2. BASE RENT: Tenant agrees to pay Base Rent at the rate of $1,022.00 per month. Future rent adjustments can be made upon the agreement of both parties.

3. OTHER TERMS AND CONDITIONS: All of the other terms and conditions of the Lease remain the same.


     LESSEE:  AMERICAN RIVER BANK

     By: /s/ Mitchell A. Derenzo
         -------------------------------------------------
         Mitchell A. Derenzo, Executive Vice President and
         Chief Financial Officer

         Date:  March 25, 2008


     LESSOR:  SIERRA INVESTMENT GROUP, LLC.

     By: /s/ Derren Storm
         -------------------------------------------------
         Derren Storm, Agent

         Date: March 27, 2008




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